Exhibit 10.13

NEWEGG, INC.

FOURTH AMENDED AND RESTATED 2005 INCENTIVE AWARD PLAN

NEWEGG INC.

FOURTH AMENDED AND RESTATED

2005 INCENTIVE AWARD PLAN

1. Purposes of the Plan. The purposes of this Newegg Inc. Fourth Amended and Restated 2005 Incentive Award Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Stock Purchase Rights, Restricted Stock Awards and Restricted Stock Units may also be granted under the Plan. The Plan amends and restates in its entirety the Newegg Inc. Fourth Amended and Restated 2005 Equity Incentive Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Acquisition” means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (other than Fred Chang, any of his Affiliates (as defined below) and any lineal descendant of Mr. Chang, any widow or then current spouse of Mr. Chang or of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, any entity which is at least forty percent (40%) beneficially owned by any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing (Fred Chang, his Affiliates and any one or more of the foregoing being sometimes hereinafter referred to as the “Chang Group”)) in which the stockholders of the Company prior to such consolidation or merger own, directly or indirectly, less than fifty percent (50%) of the continuing or surviving entity’s voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale or other disposition of capital stock of the Company holding at least a majority of the Company’s voting power or a sale or other disposition of all or substantially all of the assets of the Company, in each case to any entity or person other than the Chang Group. For purposes of this Agreement, the term “Affiliate” shall mean any partnership, corporation, firm, joint venture, association, trust, unincorporated organization or other entity that, directly or indirectly through one or more intermediaries, is controlled by Mr. Chang or any other member of the Chang Group, where the term “controlled by” means the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interests or voting securities, as the case may be, by contract or otherwise.

(b) “Administrator” means the Board or the Committee, as applicable, responsible for conducting the general administration of the Plan in accordance with Section 4 hereof; provided, however, that in the case of the administration of the Plan with respect to awards granted to Independent Directors, the term “Administrator” shall refer to the Board.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Class A Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(d) “Award” means an Option, a Stock Appreciation Right, a Stock Purchase Right, a Restricted Stock Award, or a Restricted Stock Unit granted to a Service Provider under the Plan. The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(e) “Award Agreement” means an Option Agreement, a Stock Appreciation Rights Agreement, a Restricted Stock Award Agreement, a Restricted Stock Purchase Agreement, or a Restricted Stock Unit Agreement.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause,” with respect to any Holder, means “Cause” as defined in such Holder’s employment agreement with the Company if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means (i) the Holder’s unauthorized use or disclosure of confidential information or trade secrets of the Company; (ii) the Holder’s conviction of, or the entry of a plea of guilty or nolo contendere by the Holder to, a felony under the laws of the United States or any state thereof or a crime involving moral turpitude; (iii) the Holder’s gross negligence or willful misconduct or the Holder’s continued failure to perform assigned duties; or (iv) an act of fraud or dishonesty committed by the Holder against the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular section of the Code shall include any successor section or amendment.

(i) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(j) “Class A Common Stock” means the Class A Common Stock, $0.001 par value per share, of the Company.

(k) “Company” means Newegg Inc., a Delaware corporation.

(1) “Consultant” means any consultant or advisor if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

(m) “Director” means a member of the Board.

(n) “Disability” shall mean a total and permanent disability within the meaning of Section 22(e)(3) of the Code.

(o) “Effective Date” means the date on which the Plan is approved by the Company’s stockholders pursuant to Section 16 hereof.

(p) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 340l(c) of the Code) of the Company or any Parent or Subsidiary of the Company. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular section of the Exchange Act shall include any successor section.

(r) “Fair Market Value” means, as of any given date, the value of a share of Class A Common Stock determined as follows:

(i) If the Class A Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for a share of such stock as quoted on such exchange or system for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Class A Common Stock is regularly quoted by a recognized securities dealer or on a national market or other quotation system (including, without limitation, The PORTAL Alliance or any similar trading system or platform), the Fair Market Value shall be the last sales price on such date, or if no sales occurred on such date, then on the first date immediately prior to such date on which a sale occurred; or

(iii) In the absence of an established market for the Class A Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Holder” means a person who has been granted or awarded an Award or who holds Shares acquired pursuant to the exercise or settlement of an Award.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

(u) “Independent Director” means a Director who is not an Employee of the Company.

(v) “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to Section 8 hereof.

(y) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(z) “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(aa) “Performance Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section 12.

(bb) “Plan” means the Newegg Inc. Fourth Amended and Restated 2005 Incentive Award Plan, and as it may be amended from time to time.

(cc) “Public Trading Date” means the first date upon which Class A Common Stock of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system; provided, however, that the “Public Trading Date” shall not include the listing or trading of the Class A Common Stock on The PORTAL Alliance or any similar trading system or platform.

(dd) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 8(1) hereof, pursuant to a Stock Purchase Right granted under Section 10 hereof, or pursuant to a Restricted Stock Award granted under Section 11 hereof.

(ee) “Restricted Stock Award” means a right to receive shares of Class A Common Stock which is granted pursuant to the terms and conditions of Section 11 hereof.

(ff) “Restricted Stock Award Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of the issuance of Restricted Stock Award. The Restricted Stock Award Agreement is subject to the terms and conditions of the Plan.

(gg) “Restricted Stock Purchase Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of the issuance of Restricted Stock. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan.

(hh) “Restricted Stock Unit” means a right to receive shares of Class A Common Stock which is granted pursuant to the terms and conditions of Section 11 hereof.

(ii) “Restricted Stock Unit Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of a Restricted Stock Unit grant. Each Restricted Stock Unit Agreement shall be subject to the terms and conditions of the Plan.

(jj) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(kk) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular section of the Securities Act shall include any successor section.

(ll) “Service Provider” means an Employee, Director or Consultant. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to an individual’s status as a Service Provider for purposes of the Plan and any Award agreement, including without limitation, the question of whether and when an individual ceases to be a Service Provider, whether an individual ceases to be a Service Provider where the Service Provider changes status from an employee to an independent contractor or where there is a simultaneous reemployment or continuing employment, directorship or consultancy of such individual by the Company or any Subsidiary or Parent, whether any particular leave of absence constitutes a termination of an individual’s status as a Service Provider, and whether a Termination of Service resulted from a discharge for cause.

(mm) “Share” means a share of Class A Common Stock, as adjusted in accordance with Section 15 hereof.

(nn) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 9 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right as set forth in the applicable Stock Appreciation Rights Agreement, which per share exercise price shall not be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted.

(oo) “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of the issuance of a Stock Appreciation Right. The Stock Appreciation Rights Agreement is subject to the terms and conditions of the Plan.

(pp) “Stock Purchase Right” means a right to purchase Class A Common Stock pursuant to Section 10 hereof.

(qq) “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Stock Subject to the Plan. Subject to the provisions of Section 15 hereof, the shares of stock subject to Awards granted under the Plan shall be shares of Class A Common Stock. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares with respect to which Awards may be granted or issued under the Plan is 14,200,000. Shares issued upon exercise of Awards may be authorized but unissued, or reacquired Class A Common Stock. Subject to the limitations of this Section 3, if an Award expires or becomes unexercisable without having been exercised in full, the unpurchased or unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Subject to the limitations of this Section 3, Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder. If Shares of Restricted Stock are forfeited or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. To the extent that a Stock Appreciation Right is exercised for, or settled in, Class A Common Stock, the full number of Shares subject to such Stock Appreciation Right shall be counted for purposes of calculating the aggregate number of Shares still available for issuance under the Plan as set forth in this Section 3, regardless of the actual number of Shares issued upon such exercise or settlement.

4. Administration of the Plan.

(a) Administrator. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall refer to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and the Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4(a) or otherwise provided in any charter of the Committee. Within the scope of its authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code, the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The governance of the Committee shall be subject to the charter of the Committee as approved by the Board. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such Award granted hereunder;

(iv) to approve foil, s of agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest or be exercised (which may be based on Qualifying Performance Criteria as set forth in Section 12), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Class A Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(vii) to amend the Plan or any Award granted under the Plan as provided in Section 17 hereof; and

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5. Eligibility.

(a) Non-Qualified Stock Options, Stock Appreciation Rights, Stock Purchase Rights, Restricted Stock Awards, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Service Provider who has been granted an Award may be granted additional Awards.

(b) In order to assure the viability of awards granted to Service Providers in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Sections 3 and 6(c) of the Plan.

6. Limitations.

(a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, which become exercisable for the first time during any calendar year (under all plans of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b) Neither the Plan nor any Award shall confer upon a Service Provider any right with respect to continuing the Holder’s employment, directorship or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment, directorship or consulting relationship at any time, with or without Cause.

(c) The maximum number of Shares with respect to one or more Awards that may be granted on one or more occasions to any one Service Provider during any calendar year shall be 8,000,000 (subject to adjustment as provided in Section 15 hereof); provided, however, that the foregoing limitation shall not apply prior to the Public Trading Date and, following the Public Trading Date, the foregoing limitation shall not apply until the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3 hereof); (ii) the issuance of all of the shares of Class A Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; the first meeting of stockholders at which Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

7. Term of Plan. The Fourth Amended and Restated Plan shall become effective on the Effective Date and shall continue in effect until it is terminated under Section 17 hereof.

8. Options. The Administrator is authorized to grant Options to eligible individuals on the following terms and conditions:

(a) Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Section 424 of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the term of the Option shall be no more than five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(b) Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall not be less than 100% of the Fair Market Value on the date of grant (or, in the case of an Incentive Stock Option granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the per share exercise price shall not be less than 110% of the Fair Market Value on the date of grant).

Notwithstanding the foregoing, Options may be granted with a per share exercise price other than as required above pursuant to a merger or other corporate transaction.

(c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (4) with the consent of the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods of payment. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section l3(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Vesting; Fractional Exercises. Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

(e) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

(iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 8(1) below, a Restricted Stock Purchase Agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv) In the event that the Option shall be exercised pursuant to Section 8(j) below by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(f) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates or make any book entries for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii) The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any domestic or foreign governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable; and

(iv) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 8(c) hereof, subject to Section 29 hereof.

(g) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of a termination by the Company for Cause or the Holder’s Disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested as of the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the date of the Holder’s termination. If, as of the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall teammate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(h) Termination for Cause. If a Holder ceases to be a Service Provider by reason of a termination by the Company for Cause, the Option shall terminate upon the date of the Holder’s termination by the Company for Cause, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

(i) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested as of the date of termination; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the date of the Holder’s termination. In the case of an Incentive Stock Option, if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the date which is three (3) months and one (1) day following the date of such termination. If, as of the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(j) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested as of the date of death; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the date of the Holder’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(k) Extension of Exercisability. The Administrator may provide in a Holder’s Option Agreement that if the exercise of the Option following the termination of the Holder’s status as a Service Provider or the Holder’s tender of already-owned Shares or the sale of Shares pursuant to a “cashless exercise” in connection with such exercise would violate applicable federal or state securities laws, then the Option shall not terminate until the earlier to occur of (i) the expiration of the term of the Option or (ii) the expiration of a period of three (3) months immediately following the first date on which the exercise of the Option (or such tender of already-owned Shares or sale of Shares pursuant to a “cashless exercise”) would not be in violation of such securities laws, as determined by the Administrator.

(l) Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 22 hereof, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

9. Stock Appreciation Rights. The Administrator is authorized to grant Stock Appreciation Rights to eligible individuals on the following terms and conditions:

(a) Grant of Stock Appreciation Rights. The Administrator may, in its sole discretion, at any time and from time to time grant Stock Appreciation Rights to any Service Provider selected by the Administrator. A Stock Appreciation Right will be evidenced by a Stock Appreciation Rights Agreement containing such terms and conditions, not inconsistent with the Plan, as the Administrator shall approve or determine.

(b) Settlement of Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right, the Holder (or if applicable his or her beneficiary) will receive an amount equal to the product of:

(i) the excess of (A) the Fair Market Value of a Share on the date the Stock Appreciation Right is exercised over (B) the per share exercise price of the Stock Appreciation Right, which exercise price shall not be less than the Fair Market Value of a Share on the date the Stock Appreciation Right was granted; multiplied by

(ii) the notional number of Shares with respect to which the Stock Appreciation Right is being exercised.

(c) Vesting. A Stock Appreciation Right shall vest and become exercisable at such times and under such conditions as determined by the Administrator and set forth in the Stock Appreciation Rights Agreement.

(d) Exercisability. If a Holder’s employment with the Company is terminated for any reason, such Holder may, to the extent that the Stock Appreciation Right is vested as of the date of termination, exercise his or her Stock Appreciation Right within such period of time following termination as is specified in the Stock Appreciation Rights Agreement. To the extent that the Stock Appreciation Right is not vested as of the date of termination, the Stock Appreciation Right shall thereupon terminate and shall not thereafter vest or become exercisable. To the extent that the Holder does not exercise his or her Stock Appreciation Right within the time period specified in the Stock Appreciation Rights Agreement, the Stock Appreciation Right shall terminate and cease to be exercisable. Unless otherwise provided in a Stock Appreciation Rights Agreement, if a Holder’s employment is terminated for Cause, the Holder shall forfeit all Stock Appreciation Rights outstanding as of the date of such termination of employment, whether or not then vested, and such Stock Appreciation Rights shall thereupon become unexercisable.

(e) Term. The term of each Stock Appreciation Right shall be determined by the Administrator and set forth in the Stock Appreciation Rights Agreement; provided, that the term shall be no more than ten (10) years from the Grant Date.

(f) Notice of Exercise. To the extent a Stock Appreciation Right is vested and exercisable pursuant to its terms, a Holder (or if applicable his or her beneficiary), may exercise all or any part of the Stock Appreciation Right by delivery of an exercise notice in a form prescribed by the Administrator and in such manner as may otherwise be set forth in the Stock Appreciation Rights Agreement.

(g) Payment. Payment of the amount determined under subsection (b) above shall be in cash, Class A Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator and set forth in the Stock Appreciation Rights Agreement. To the extent any such payment is effected in Class A Common Stock, it shall be made subject to satisfaction of all provisions of Section 8(f) above pertaining to Options.

10. Stock Purchase Rights. The Administrator is authorized to grant Stock Purchase Rights to eligible individuals on the following terms and conditions:

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The Company may present the offer to the offeree in the form of a Restricted Stock Purchase Agreement, and the offer shall be deemed accepted upon execution of such agreement by the offeree.

(b) Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall provide for the forfeiture of the Shares acquired upon exercise of a Stock Purchase Right or shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right, in each case upon the termination of the purchaser’s status as a Service Provider for any reason. Subject to Section 22 hereof, the purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock Purchase Agreement.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 hereof.

11. Restricted Stock Award and Restricted Stock Units. The Administrator is authorized to grant Restricted Stock and/or Restricted Stock Units to eligible individuals on the following terms and conditions:.

(a) Grant of Restricted Stock Award and/or Restricted Stock Unit Award. Each Restricted Stock Award or Restricted Stock Unit Award shall be evidenced by a written Award Agreement, which shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of a Restricted Stock Award or Restricted Stock Unit Award may change from time to time, and the terms and conditions of separate Restricted Stock Awards or Restricted Stock Unit Awards need not be identical.

(b) General Terms and Conditions. Each Restricted Stock Award and each Restricted Stock Unit Award shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining such, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Board, (v) restrictions on the transferability of the Shares and (vi) such further terms and conditions as may be determined from time to time by the Board, in each case not inconsistent with this Plan.

(c) Purchase Price. Subject to the requirements of Applicable Law, the Board shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Service Provider, which may vary from time to time and among Service Providers and which may be below the market value of such Shares at the date of grant or issuance.

(d) Payment of Purchase Price. Payment of the purchase price (if any) for the number of Shares being purchased pursuant to any Restricted Stock Award or Restricted Stock Unit Award shall be made (i) in cash, by check or in cash equivalent, (ii) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (iii) by any combination thereof.

(e) Share Vesting. The grant, issuance, retention and/or vesting of Shares under a Restricted Stock Award or Restricted Stock Unit Award shall be at such time and in such installments as determined by the Board or under criteria established by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under a Restricted Stock Award or a Restricted Stock Unit Award subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Board, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock Award or Restricted Stock Unit Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more performance criteria selected by the Board and specified at the time the Award is granted.

(f) Termination of Holder as a Service Provider. Except as otherwise provided in the applicable Award Agreement; the portion of the Award that has not vested will be forfeited upon the Holder’s termination as a Service Provider.

(g) Suspension or Termination of Restricted Stock Award and Restricted Stock Units. If at any time the Board, including any Committee or administrator authorized pursuant to Section 4 (any such person, an “Authorized Officer”), reasonably believes that a Holder, other than an Independent Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Independent Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Company’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Company, in cash and upon demand, the Restricted Stock Proceeds (as defined below) resulting from any sale or other disposition (including to the Company) of Shares issued or issuable upon the vesting of Restricted Stock or a Restricted Stock Unit if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Restricted Stock Proceeds” means, with respect to any sale or other disposition (including to the Company) of Shares issued or issuable upon vesting of Restricted Stock or a Restricted Stock Unit, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company’s stock price, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of Shares or units sold or disposed of. The return of Restricted Stock Proceeds is in addition to and separate from any other relief available to the Company due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an executive officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

(h) Repurchase Right. Unless the Administrator determines otherwise, the applicable Award Agreement shall provide for the forfeiture of the Shares acquired under a Restricted Stock Award or a Restricted Stock Unit Award or shall grant the Company the right to repurchase Shares acquired under a Restricted Stock Award or a Restricted Stock Unit Award, in each case upon the termination of the Holder’s status as a Service Provider for any reason. Subject to Section 22 hereof, the purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the applicable Award Agreement.

(i) Terms Specific to a Restricted Stock Award. Except as provided in this Section and any Award Agreement, during any period in which Shares acquired pursuant to a Restricted Stock Award remain subject to vesting conditions, the Holder shall have all of the rights of a stockholder of the Company holding Shares, including the right to vote such Shares and to receive all dividends and other distributions paid with respect to such Shares. However, in the event of a dividend or distribution paid in Shares or other property or any other adjustment made pursuant to Section 15, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Holder is entitled by reason of the Holder’s Restricted Stock Award shall be immediately subject to the same vesting conditions as the Shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

(j) Terms Specific to a Restricted Stock Unit Award. Except as provided in this Section and any Award Agreement, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon satisfaction of the vesting conditions shall be made in Shares or otherwise as determined by the Board. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Board. Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 15. Any Restricted Stock Units that are settled after the Holder’s death shall be distributed to the Holder’s designated beneficiary(ies) or, if none was designated, the Holder’s estate.

12. Performance Awards. The Administrator, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(a) Qualifying Performance Criteria For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes and amortization, (iv) return on equity, (v) total stockholder return, (vi) share price performance, (vii) return on capital, (viii) return on assets or net assets, (ix) revenue, (x) income or net income, (xi) operating income or net operating income, (xii) operating profit or net operating profit, (xiii) operating margin or profit margin, (xiv) return on operating revenue, (xv) return on invested capital, (xvi) market segment share, (xvii) product release schedules, (xviii) new product innovation, (xix) product cost reduction through advanced technology, (xx) brand recognition/acceptance, (xxi) product ship targets, or (xxii) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs, (B) litigation or claim judgments or settlements, (C) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (D) accruals for reorganization and restructuring programs and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Option, a Stock Appreciation Right, a Stock Purchase Right, a Restricted Stock Award, a Restricted Stock Unit or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

13. Non-Transferability of Awards. Except as set forth in this Section 13, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. The Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of the Plan, “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

14. No Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares covered by any Award unless and until certificates representing such shares have been issued by the Company to such Holders or recorded in book entry form.

15. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

(a) In the event that any dividend or other distribution (whether in the form of cash, Class A Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Class A Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Class A Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Class A Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall adjust any or all of:

(i) the number and kind of shares of Class A Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 hereof on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares with respect to which Awards may be issued to any Holder in any calendar year pursuant to Section 6(c) hereof);

(ii) the number and kind of shares of Class A Common Stock (or other securities or property) subject to outstanding Awards;

(iii) the grant or exercise price with respect to any Award; and

(iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto).

(b) In the event of any transaction or event described in subsection (a) above, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either (A) the purchase of any such Award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Award shall be exercisable as to all shares covered thereby and that some or all shares of such Restricted Stock shall cease to be subject to restrictions, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right, or Restricted Stock Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Class A Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and

(v) To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an applicable Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, or Restricted Stock Purchase Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Award.

(c) Subject to Section 3 hereof, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award as it may deem equitable and in the best interests of the Company.

(d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection (d)) for those outstanding under the Plan.

(e) The existence of the Plan, any Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Purchase Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class A Common Stock or the rights thereof or which are convertible into or exchangeable for Class A Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

16. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders holding a majority of the voting power of the Company given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 15 hereof, (i) increase the limits imposed in Section 3 hereof on the maximum number of Shares which may be issued under the Plan, (ii) extend the term of the Plan under Section 17 hereof, (iii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iv) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted or awarded under the Plan prior to the date of such termination.

18. Stockholder Approval. The Fourth Amended and Restated Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption thereof.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Information to Holders and Purchasers. Prior to the Public Trading Date and to the extent required by applicable securities laws, the Company shall provide to each Holder and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Holder or purchaser has one or more Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key persons whose duties in connection with the Company assure their access to equivalent information.

22. Repurchase Provisions. The Administrator in its sole discretion may provide that the Company may repurchase Shares acquired upon exercise of an Award upon the occurrence of certain specified events, including, without limitation, a Holder’s termination as a Service Provider, divorce, bankruptcy or insolvency; provided, however, that any such repurchase right shall be set forth in the applicable Award Agreement or in such other agreement as the Administrator may determine and, provided further, that to the extent required to comply with applicable securities laws, any such repurchase right set forth in an Award granted prior to the Public Trading Date to a person who is not an Officer, Director or Consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon termination as a Service Provider at not less than the Fair Market Value of the shares to be purchased on the date of termination of status as a Service Provider, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within six months after termination of status as a Service Provider (or in the case of shares issued upon exercise of Awards after such date of termination, within six months after the date of the exercise) and (B) the right terminates when the shares become publicly traded; and (ii) if the repurchase option gives the Company the right to repurchase the Shares upon termination as a Service Provider at the original purchase price of such Shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the Award is granted (without respect to the date the Award was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within six months after termination of status as a Service Provider (or, in the case of shares issued upon exercise of Awards, after such date of termination, within six months after the date of the exercise).

23. Participant Representations. The Company may require a Plan participant, as a condition to the grant or exercise of, or acquisition of stock under, any Award, (i) to give written representations satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and to give written representations satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; (ii) to give written representations satisfactory to the Company stating that the participant is acquiring the stock subject to the Award for the participant’s own account and not with any present intention of selling or otherwise distributing the stock; and (iii) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel. The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

24. Code Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the applicable Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and the applicable Award Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

25. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to otherwise governing principles of conflicts of law.

26. Restrictions on Shares. Shares issued upon the exercise of an Award shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the applicable Award Agreement, exercise notice or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator in its sole discretion. The issuance of such Shares shall be conditioned on the Holder’s consent to such terms and conditions or the Holder’s entering into such agreement or agreements.

27. Lock-Up Agreement. Each Holder shall agree upon receipt of any Award that if so requested by the Company or any representative of a lead underwriter of the Company’s securities (the “Managing Underwriter”) in connection with (a) any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, and/or (b) any offering of securities exempt from registration under Rule 144A of the Securities Act by the Company, such Holder shall not sell or otherwise transfer any Shares or other securities of the Company during the one-year period (or such longer period as may be requested by the Managing Underwriter or the Company) following (i) the effective date of a registration statement filed by the Company under the Securities Act, or (ii) the date of consummation of such offering pursuant to Rule 144A. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

28. Book Entry Procedures. Notwithstanding any other provision of the Plan, to the extent any payment of an Award is effected in Shares, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing such Shares and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

29. Withholding. The Company or any Parent or Subsidiary of the Company shall have the authority and the right to deduct or withhold, or require a Plan participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the participant of such Award within six months (or such other period as may be required by the Administrator in order to avoid adverse accounting consequences to the Company) after such Shares were acquired by the participant from the Company) in order to satisfy the participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

30. Securities Laws. Each Award Agreement will be subject to the condition that the applicable Award may not be exercised if the Administrator determines that the exercise of such Award may violate the Securities Act or any other law or requirement of any governmental authority. The Company will not be deemed by any reason of the granting of any Award to have any obligation to register the Award or Shares underlying such Award under the Securities Act or other applicable law, or to maintain in effect any registration of such Award or Shares which may be made at any time under the Securities Act or other applicable law. With respect to any Award settled in Shares, if such Shares may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

31. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Plan participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

32. Severability. If any provision of this Plan shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Plan and the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated. Such defective provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Plan shall be construed as if not containing the provision held to be invalid.

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I hereby certify that the Plan was duly adopted by the Board of Directors of Newegg Inc. on September 18, 2015.

Executed at City of Industry, California on this 7th day of October, 2015.

/s/ Matt Strathman
Name:	Matt Strathman
Title:	General Counsel and Assistant Secretary

*    *    *

I hereby certify that the Plan was approved by the stockholders of Newegg Inc. on September 18, 2015.

Executed at City of Industry, California on this 7th day of October, 2015.

/s/ Matt Strathman
Name:	Matt Strathman
Title:	General Counsel and Assistant Secretary